EXHIBIT 10.1

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

This Agreement and Plan of Merger and Reorganization (this “Agreement”), dated as of February 17, 2012, is by and among Integrated Security Systems, Inc., a Delaware corporation (the “Parent”), iSatori Acquisition Corp., a Delaware corporation (the “Acquisition Subsidiary”), and iSatori Technologies, Inc., a Colorado corporation (the “Company”). Each of the parties to this Agreement is individually referred to herein as a “Party” and collectively as the “Parties.”

BACKGROUND

This Agreement contemplates a merger of the Acquisition Subsidiary with and into the Company, with the Company remaining as the surviving entity after the merger (the “Merger”), whereby the shareholders of the Company (the “Company Shareholders”) will receive common stock of the Parent in exchange for their capital stock of the Company.

The Parent, the Acquisition Subsidiary, and the Company desire that the Merger qualifies as a “plan of reorganization” under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and not subject the holders of equity securities of the Company to tax liability under the Code.

The Board of Directors of each of the Parent, the Acquisition Subsidiary and the Company has determined that it is desirable to effect this Merger.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

The Merger and Additional Transactions

SECTION 1.01.

The Merger.  Upon and subject to the terms and conditions of this Agreement, the Acquisition Subsidiary shall merge with and into the Company at the Effective Time (as defined below).  From and after the Effective Time, the separate corporate existence of the Acquisition Subsidiary shall cease and the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”).  The “Effective Time” shall be the time at which the Certificate of Merger (the “Certificate of Merger”) and other appropriate or required documents prepared and executed in accordance with the relevant provisions of the Delaware General Corporation Law (the “DGCL”) are filed with the Secretary of State of the State of Delaware and the Statement of Merger (the “Statement of Merger”) and other appropriate or required documents prepared and executed in accordance with the relevant provisions of the Colorado Corporations and Associations Act (the “CCAA”) are filed with the Secretary of State of the State of Colorado.  The Merger shall have the effects set forth in the applicable provisions of the DGCL, including Sections 251, 259, 260 and 261 of the DGCL, and Sections 7-90-203, 7-90-203.3, 7-90-203.4 and 7-90-203.7 of the CCAA.

SECTION 1.02.

Closing. The closing (the “Closing”) of the transactions contemplated hereby (the “Transactions”) shall take place at the offices of Haynes and Boone, LLP at 2505 North Plano Road, Suite 4000, Richardson, Texas 75082, within five (5) Business Days after the satisfaction or waiver of all conditions and obligations of the Parties to consummate the Transactions (other than conditions and obligations with respect to the actions that the respective Parties will take at or after the Closing) or such other date and time as the Parties may mutually determine (the “Closing Date”).  “Business Day” means a day on which banks and stock exchanges are open for business in New York, New York (excluding any Saturday, Sunday or public holiday).

SECTION 1.03.

Conversion of Company and Acquisition Subsidiary Securities.  At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holder of any of the following securities:

(a)

Each share of common stock of the Company, no par value per share, issued and outstanding immediately prior to the Effective Time (each, a “Company Share”) (other than Dissenting Shares (as defined in Section 1.04)), shall be converted into and represent the right to receive (subject to the provisions of Section 1.04) such number of shares of common stock, $0.01 par value per share, of the Parent (“Parent Common Stock”) as is equal to the Common Conversion Ratio (as defined below).

(b)

The “Common Conversion Ratio” shall be 0.66802025-for-1.  Such shares of Parent Common Stock issued to Company Shareholders shall be referred to herein as the “Merger Shares.”

(c)

Each issued and outstanding share of common stock, par value $0.001 per share, of the Acquisition Subsidiary shall be converted into one validly issued, fully paid and nonassessable share of common stock, no par value per share, of the Surviving Corporation.

(d)

At the Effective Time, the Avid Warrant (as defined below) shall be converted into a warrant to purchase 50,000 shares multiplied by the Common Conversion Ratio of Parent Common Stock at a per share exercise price of $0.01 (the “Reissued Avid Warrant”).  Except as provided for above, the Reissued Avid Warrant shall have the same terms, conditions and requirements as the Avid Warrant.  For purposes of this Agreement, the “Avid Warrant” shall mean that Warrant to Purchase Shares issued by the Company on June 17, 2011 to Avidbank Corporate Finance.

(e)

At the Effective Time, the Breakwater Warrant (as defined below) shall be converted into a warrant to purchase 420,549 shares at an aggregate exercise price of $4,205.49 (the “Reissued Breakwater Warrant”).  The Reissued Breakwater Warrant shall have the same terms, conditions and requirements as the form of such Reissued Breakwater Warrant attached hereto as Exhibit A.

(f)

At the Effective Time, the Transition Partners Warrant (as defined below) shall be converted into a warrant to purchase 184,969 shares multiplied by the Common Conversion Ratio of Parent Common Stock at a per share exercise price of $0.57 (the “Reissued Transition Partners Warrant”).  Except as provided for above and except as set forth on Schedule 2.17(e) of the Company Disclosure Letter, the Reissued Transition Partners Warrant shall have the same terms, conditions and requirements as the Transition Partners Warrant.  For purposes of this Agreement, the “Transition Partners Warrant” shall mean that Warrant to Purchase “Common Member” Membership Units issued by the Company on December 30, 2010 to Transition Partners, Limited.

(g)

At the Effective Time, each Stock Option (as defined below) shall be converted into an option to purchase the number of Company Shares purchasable pursuant to such Stock Option multiplied by the Common Conversion Ratio of Parent Common Stock at a per share exercise price equal to the exercise price set forth pursuant to such Stock Option multiplied by the Common Conversion Ratio (each, a “Reissued Stock Option”).  Except as provided for above, each Reissued Stock Option shall have the same terms, conditions and requirements as such Stock Option it is so replacing.  For purposes of this Agreement, the “Stock Option” shall mean, as applicable, the Stock Option Grant Notice and the Stock Option Agreement between the Company and the holder thereof and each document referenced therein, issued pursuant to the Company’s 2011 Equity Incentive Plan, adopted and approved on June 2, 2011.

SECTION 1.04.

Dissenting Shares.

(a)

For purposes of this Agreement, “Dissenting Shares” means Company Shares held as of the Effective Time by a Company Shareholder who has not voted such Company Shares by written consent or otherwise in favor of the adoption of this Agreement and the Merger and with respect to which appraisal shall have been duly demanded and perfected in accordance with Section 7-90-206 of the CCAA and not effectively withdrawn or forfeited prior to the Effective Time.  Dissenting Shares shall not be converted into or represent the right to receive shares of Parent Common Stock unless such Company Shareholder’s right to appraisal shall have ceased in accordance with the CCAA.  If such Company Shareholder has so forfeited or withdrawn his, her or its right to appraisal of Dissenting Shares, then, (i) as of the occurrence of such event, such holder’s Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Merger Shares issuable in respect of such Company Shares pursuant to Section 1.03, and (ii) promptly following the occurrence of such event, the Parent shall deliver to such Company Shareholder a certificate representing the Merger Shares to which such holder is entitled pursuant to Section 1.03.

(b)

The Company shall give the Parent prompt notice of any written demands for appraisal of any Company Shares, withdrawals of such demands, and any other instruments that relate to such demands received by the Company.  The Company shall not, except with the prior written consent of the Parent, make any payment with respect to any demands for appraisal of Company Shares or offer to settle or settle any such demands.

SECTION 1.05.

Fractional Shares.  No certificates or scrip representing fractional Merger Shares shall be issued to Company Shareholders on the surrender for exchange of certificates that immediately prior to the Effective Time represented Company Shares converted into Merger Shares pursuant to Section 1.03 (“Certificates”) and such Company Shareholders shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a stockholder of the Parent with respect to any fractional Merger Shares that would have otherwise been issued to such Company Shareholders.  In lieu of any fractional Merger Shares that would have otherwise been issued, each former Company Shareholder that would have been entitled to receive a fractional Merger Share shall, on proper surrender of such person’s Certificates, receive such whole number of Merger Shares as is equal to the precise number of Merger Shares to which such Company Shareholder would be entitled, rounded up or down to the nearest whole number (with a fractional interest equal to 0.5 rounded upward to the nearest whole number); provided that each such Company Shareholder shall receive at least one Merger Share.

SECTION 1.06.

Articles of Incorporation and Bylaws.

(a)

The articles of incorporation of the Company in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation until duly amended or repealed.

(b)

The bylaws of the Company in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until duly amended or repealed.

SECTION 1.07.

No Further Rights.  From and after the Effective Time, no Company Shares shall be deemed to be outstanding, and holders of Certificates shall cease to have any rights with respect thereto, except as provided herein or by law.

SECTION 1.08.

Closing of Transfer Books.  At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Shares shall thereafter be made.  If, after the Effective Time, Certificates are presented to the Parent or the Surviving Corporation, they shall be cancelled and exchanged for Merger Shares in accordance with Section 1.03, subject to Section 1.04 and to applicable law in the case of Dissenting Shares.

SECTION 1.09.

Exemption From Registration.  The Parent and the Company intend that the shares of Parent Common Stock to be issued pursuant to Section 1.03 hereof in connection with the Merger will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (“Securities Act”), by reason of Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated by the Securities and Exchange Commission (the “SEC”) thereunder.

SECTION 1.10.

Subsequent Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Parent or the Acquisition Subsidiary acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Parent or the Acquisition Subsidiary, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

ARTICLE II

Representations and Warranties of the Company

The Company represents and warrants to the Parent that the statements contained in this Article II are true and correct, except as set forth in the disclosure letter provided by the Company to the Parent on the date hereof (the “Company Disclosure Letter”).  The Company Disclosure Letter shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II and the disclosures in any paragraph of the Company Disclosure Letter shall qualify each paragraph in this Article II.

SECTION 2.01.

Organization, Standing and Power. The Company is duly incorporated, validly existing and in corporate and tax good standing under the laws of the State of Colorado and has the corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its business as presently conducted, other than such franchises, licenses, permits, authorizations and approvals, the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on the assets, business condition (financial or otherwise), or results of operations of the Company, the ability of the Company to perform its obligations under this Agreement or the ability of the Company to consummate the Transactions (a “Company Material Adverse Effect”). The Company is duly qualified to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties make such qualification necessary except where the failure to so qualify would not reasonably be expected to have a Company Material Adverse Effect. The Company has made available to the Parent true and complete copies of the articles of incorporation and bylaws of the Company and such other constituent instruments of the Company as may exist, each as amended to the date of this Agreement (as so amended, the “Company Constituent Instruments”).

SECTION 2.02.

Company Subsidiaries; Equity Interests. The Company does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person or entity.

SECTION 2.03.

Capital Structure. Except as set forth in the Company Disclosure Letter, the Company Shares are the only outstanding securities of the Company and no shares of capital stock or other securities of the Company are issued, reserved for issuance or outstanding. Section 2.03 of the Company Disclosure Letter sets forth a complete and accurate list of all shareholders of the Company indicating the number of Company Shares outstanding and held by each shareholder.  All outstanding shares of the capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, preemptive right, subscription right or any similar right under any applicable law, the Company Constituent Instruments or any Contract (as defined in Section 2.05) to which the Company is a party or otherwise bound. There are not any bonds, promissory notes, notes or other Indebtedness (as defined below) of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Shares may vote (“Voting Company Debt”). Except as set forth above, or in the Company Disclosure Letter, there are not any options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company is a party or by which it is bound (a) obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into (A) any capital stock of, or other equity interest in, the Company or (B) any Voting Company Debt, (b) obligating the Company to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (c) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock of the Company.  There are no agreements to which the Company is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act, or sale or transfer (including without limitation agreements relating to preemptive rights, rights of first refusal, co-sale rights or “drag along” rights) of any securities of the Company other than as set forth in the Investors’ Rights Agreement (defined in Section 4.01(b)).  All of the issued and outstanding Company Shares were issued in compliance with applicable federal and state securities laws. For the purposes of this Agreement, “Indebtedness” means (a) any liabilities for borrowed money or amounts owed in excess of $10,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others in excess of $10,000, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $10,000 due under leases required to be capitalized in accordance with GAAP. Except as set forth in the Company Disclosure Letter, the Company is not in default with respect to any Indebtedness.

SECTION 2.04.

Authority; Execution and Delivery; Enforceability. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery by the Company of this Agreement and, subject to the adoption of this Agreement and the approval of the Merger by no less than a majority of the votes represented by the outstanding Company Shares entitled to vote on this Agreement and the Merger, the consummation by the Company of the Transactions have been duly authorized and approved by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the Transactions. Without limiting the generality of the foregoing, the Board of Directors of the Company (i) adopted this Agreement in accordance with the provisions of the CCAA and (ii) directed that this Agreement and the Merger be submitted to the Company Shareholders for their adoption and approval and resolved to recommend that the Company Shareholders vote in favor of the adoption of this Agreement and the approval of the Merger.  When executed and delivered, this Agreement will be enforceable against the Company in accordance with its terms, subject to general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.

SECTION 2.05.

No Conflicts; Consents.

(a)

Except as set forth in the Company Disclosure Letter, the execution and delivery by the Company of this Agreement does not, and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any liens, hypothecs, security interests, pledges, mortgages, encumbrances, equities and claims of any kind, voting trusts, trust agreements, shareholder agreements and other encumbrances (collectively, “Liens”), upon any of the properties or assets of the Company under any provision of (i) the Company Constituent Instruments, (ii) any contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument (a “Contract”) to which the Company is a party or by which any of its properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 2.05(b), any judgment, order or decree (“Judgment”) or law applicable to the Company or its properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

(b)

No consent, approval, license, permit, order or authorization (“Consent”) of, or registration, declaration or filing with, or permit from, any governmental entity is required to be obtained or made by or with respect to the Company in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than (i) as set forth in the Company Disclosure Letter, (ii) required filings to the SEC, (iii) filings under state “blue sky” laws and (iv) filings with the Secretary of State of the States of Colorado and Delaware, as each may be required in connection with this Agreement and the Transactions.

SECTION 2.06.

Taxes.

(a)

Except as set forth in the Company Disclosure Letter, the Company has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it for the last three (3) fiscal years, and all such Tax Returns were true, complete and accurate in all material respects at the time of filing. All material Taxes shown to be due on such Tax Returns, or otherwise owed, have been timely paid. There are no unpaid Taxes of the Company claimed to be due by the Taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. To the Knowledge of the Company, no Tax audit of the Company is in process or threatened and the Company has not received a notice of assessment from any Taxing authority indicating a Tax assessment or recalculation of any Tax in any Tax Return previously filed for the last three (3) fiscal years.

(b)

The Company Financial Statements (as defined in Section 2.16) reflect an adequate reserve for all Taxes, if any, payable by the Company (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all Taxable periods and portions thereof through the date of such Company Financial Statements. No deficiency with respect to any Tax has been proposed, asserted or assessed against the Company, and no request for waiver of the time to assess any Tax is pending.  All  material Taxes that the Company has been required to collect or withhold for, including, but not limited to, any employee, independent contractor, creditor, stockholder or other party, have been duly withheld or collected and, to the extent required, have been paid to the proper Taxing authority.  No extension of time to assess any Tax has been granted by the Company.

(c)

The Company: (i)  has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code; (ii) has not at any time been a member of an affiliated group (within the meaning of Section 1504(a) of the Code or any similar group defined under a similar provision of state, local or foreign law, and other than an affiliated group the common parent of which is the Company) or joined in the filing of a consolidated, combined, or unitary Tax Return (other than a consolidated, combined, or unitary Tax Return for which the Company was the parent); (iii) has no actual or potential liability for any Taxes of any person (other than the Company) under Treasury Regulation Section 1.1502-6 (or any similar provision of federal, state, local, or foreign law), or as a transferee or successor, by contract, or otherwise; and (iv) has not been required to make a basis reduction pursuant to Treasury Regulation Section 1.1502-20(b) or Treasury Regulation Section 1.337(d)-2(b).

(d)

There are no Liens for Taxes on the assets of the Company, other than Permitted Liens. The Company is not bound by any Tax allocation or sharing agreement.

(e)

The Company Disclosure Letter lists all income Tax Returns filed by or with respect to the Company for Tax periods ended on or after December 31, 2009 and indicates those income Tax Returns that have been audited.  The Company has delivered to the Parent correct and complete copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company since December 31, 2009.

(f)

The Company has not distributed stock of another person, or had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(g)

As a result of the consummation of the transactions contemplated hereby and any related transactions or other events (including any termination of employment of any “disqualified individual” (as referenced below) in connection with such transactions or events), the Company will not be obligated to make any payment that would be (i) a “parachute payment” to a “disqualified individual” as those terms are defined in Section 280G of the Code without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future or (ii) nondeductible as a result of the application of Section 162(m) of the Code.

(i)

The Company has not participated in any “reportable transaction” within the meaning of Treasury Regulations § 1.6011-4(b) (and all predecessor regulations).

(j)

For purposes of this Agreement:

“Taxes” includes all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, state, provincial, foreign, federal or other governmental entity, or in connection with any agreement with respect to Taxes, including all interest, penalties and additions imposed with respect to such amounts.

“Tax Return” means any return, declaration, statement, report, schedule, form or other written information relating to Taxes provided to, or required by applicable law, to be provided to, a Taxing authority in connection with any Tax.

“Permitted Lien” means a Lien for Taxes that is (i) not due and payable or (ii) being contested in good faith by appropriate proceedings.

SECTION 2.07.

Benefit Plans.

(a)

For purposes of this Agreement, the following terms shall have the following meanings:

(i)

“Employee Benefit Plan” means any “employee pension benefit plan” (as defined in Section 3(2) of ERISA), any “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement, program or arrangement including without limitation any plan, agreement, program or arrangement providing insurance coverage, severance benefits, sick leave, vacation pay, disability benefits, retirement benefits, scholarships or tuition reimbursements, deferred compensation, bonuses, stock options, stock purchase, equity participation, phantom stock, stock appreciation, incentive compensation or post-retirement compensation, as well as any “nonqualified deferred compensation plan” as such term is defined in Section 409A of the Code.

(ii)

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(iii)

“ERISA Affiliate” means any entity which is, or was, a member of (1) a controlled group of corporations (as defined in Section 414(b) of the Code), (2) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (3) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Company.

(b)

Section 2.07(b) of the Company Disclosure Letter contains a complete and accurate list of all Employee Benefit Plans that the Company sponsors or maintains with respect to the current or former employees, directors or other service providers or to which the Company contributes, has an obligation to contribute, with respect to the current or former employees, directors or other service providers of the Company, or may otherwise have any liability, whether direct or indirect (including any such plan or other arrangement previously maintained by the Company) (each a “Company Benefit Plan”).  Complete and accurate copies of the following documents with respect to each Company Benefit Plan have been delivered or made available to the Parent, to the extent applicable: (i) all Company Benefit Plans which have been reduced to writing, (ii) written summaries of all unwritten Company Benefit Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, and (iv) all annual reports filed on Internal Revenue Service (“IRS”) Form 5500, 5500-SF and (for all funded plans) all plan financial statements for the five most recent plan years, (v) the most recent IRS determination, advisory or opinion letter, (vi) all summaries of material modifications, (vii) summary annual reports for the five most recent plan years, (viii) nondiscrimination, coverage and any other applicable testing performed with respect to the five most recent years, (ix) written descriptions of all non-written Company Benefit Plans, and (x) all amendments and modifications to any Company Benefit Plan or related document.  Each Employee Benefit Plan has been maintained, in all material respects, in accordance with its terms and with the currently applicable provisions of ERISA and the Code and the regulations thereunder (including without limitation Section 4980B of the Code, Subtitle K, Chapter 100 of the Code and Sections 601 through 608 and Section 701 et seq. of ERISA).  All filings and reports and other documents required to be filed with the United States Department of Labor, IRS or any other governmental body or distributed to plan participants or beneficiaries have been timely filed or distributed.  Neither the Company nor any “party in interest” or “disqualified person” with respect to the Company Benefit Plans has engaged in a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code.

(c)

The Company has made full and timely payment of all amounts that are required under the terms of each Company Benefit Plan, and payment of all amounts due, owing and required to be contributed under the terms of each Company Benefit Plan have either been made, or accrued in accordance with GAAP.

(d)

There are no pending actions, claims or other legal proceedings (except claims for benefits payable in the normal operation of the Company Benefit Plans and proceedings with respect to qualified domestic relations orders) against or involving any Company Benefit Plan or the fiduciaries thereof, nor does the Company have knowledge of facts that could form the basis of any such action, claim or legal proceeding.  No Company Benefit Plan is currently under audit or examination (nor has notice been received of a potential audit or examination) by the IRS, the Department of Labor or any other governmental authority, and no matters are pending with respect to a Company Benefit Plan under the IRS Voluntary Correction Program, Audit Closing Agreement Program or similar programs.

(e)

Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code is either (i) the recipient of a favorable determination letter from the IRS or (ii) a volume submitter or master and prototype plan as to which the adopter is entitled to rely on the advisory or opinion letter issued by the IRS as to the qualified status of such plan under Section 401(a) of the Code to the extent provided in Revenue Procedure 2005-16; and no amendment has been made nor has any event occurred with respect to any such Company Benefit Plan which would reasonably be expect to cause the loss or denial of such qualification under Section 401(a) of the Code; additionally, each trust created under any such Company Benefit Plan is exempt from federal income taxes under Section 501(a) of the Code, and nothing has occurred that has or could reasonably be expected to adversely affect such exemption.

(f)

Neither the Company nor any ERISA Affiliate has ever maintained, contributed to or been obligated to contribute to an Employee Benefit Plan subject to Section 412 of the Code or Section 304 or Title IV of ERISA.

(g)

At no time has the Company or any ERISA Affiliate contributed to or been obligated to contribute to any “multiemployer plan” (as defined in Sections 3(35) and 4001(a)(3) of ERISA) or any Employee Benefit Plan for the benefit of one or more employees who perform services outside the United States that has been adopted or maintained by the Company or an ERISA Affiliate, whether formally or informally, or with respect to which the Company or any ERISA Affiliate will or may have any liability.

(h)

No Company Benefit Plan provides benefits after termination of employment to any employee of the Company (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980B of the Code or other applicable law and insurance conversion privileges under state law.  The assets of any Company Benefit Plan which is funded are reported at their fair market value on the books and records of such Company Benefit Plan.

(i)

No Company Benefit Plan is funded by, associated with or related to a “voluntary employee’s beneficiary association” within the meaning of Section 501(c)(9) of the Code.

(j)

All amendments and actions required to bring the Company Benefit Plans into conformity with all of the applicable provisions of ERISA, the Code and other applicable laws have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Closing.

(k)

Each Employee Benefit Plan is amendable and terminable unilaterally by the Company at any time without liability to the Company as a result thereof and no Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company from amending or terminating any such Employee Benefit Plan.  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, either alone or upon the occurrence of subsequent events, (i) result in any payment becoming due to any employee (current, former or retired) of the Company under any Company Benefit Plan, (ii) increase any benefits otherwise payable under any Company Benefit Plan, (iii) result in the acceleration of the time of payment or vesting of any benefits under any Company Benefit Plan,  (iv) constitute a “change in control” or similar event under any Company Benefit Plan, or (v) result in any “parachute payment” under Section 280G of the Code whether or not such payment is considered to be reasonable compensation for services rendered.

(l)

If the Company Benefit Plan is a “nonqualified deferred compensation plan” as defined in Section 409A(d)(1) of the Code, (i) such Company Benefit Plan complies in form with Section 409A of the Code and the Treasury Regulations promulgated pursuant to Section 409A of the Code, and (ii) no service provider (as defined in such Treasury Regulations) is subject to additional tax under Section 409A of the Code as a result of participation in any such Company Benefit Plan.

SECTION 2.08.

Litigation. Except as set forth in the Company Disclosure Letter, there is no action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or, to the Company’s knowledge, threatened before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, provincial, county, local or foreign), stock market, stock exchange or trading facility (collectively, an “Action”) against the Company that (a) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or the Transactions or (b) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Company Material Adverse Effect. Neither the Company nor, to its knowledge, any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim or violation of or liability under federal, state or provincial securities laws or a claim of breach of fiduciary duty.

SECTION 2.09.

Brokers; Schedule of Fees and Expenses. Except as set forth on the Company Disclosure Letter, no brokers, finders, consulting or financial advisory fees or commissions will be payable by the Company to any broker, investment banker, financial advisor or other person or entity in connection with the Transactions.

SECTION 2.10.

Contracts. Except as disclosed in the Company Disclosure Letter, (a) there are no Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of the Company taken as a whole; and (b) the Company is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. The Company has delivered or made available to the Parent a complete and accurate copy of each Contract listed in the Company Disclosure Letter.  With respect to each Contract so listed: (a) the Contract is legal, valid, binding and enforceable and in full force and effect, except as such enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights and remedies or by equitable principles; and (b) the Contract will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing except as set forth on the Company Disclosure Letter.

SECTION 2.11.

Title to Properties. Except as set forth in the Company Disclosure Letter, the Company does not own any real or immoveable property. The Company has sufficient title to, or valid leasehold interests in, all of its properties and assets used in the conduct of its business. All such assets and properties, other than assets and properties in which the Company has leasehold interests, are free and clear of all Liens other than those set forth in the Company Disclosure Letter and except for Liens that, in the aggregate, do not and will not materially interfere with the ability of the Company to conduct business as currently conducted.

SECTION 2.12.

Assets.  The Company owns or leases all tangible assets reasonably necessary for the conduct of its business as presently conducted.  Except as set forth in the Company Disclosure Letter, and except for defects that, in the aggregate, do not and will not materially interfere with the ability of the Company to conduct business as currently conducted, each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used.

SECTION 2.13.

Real Property Leases.  Section 2.13 of the Company Disclosure Letter lists all real property leased or subleased to or by the Company and lists the term of such lease, any extension and expansion options, and the rent payable thereunder.  The Company has delivered or made available to the Parent complete and accurate copies of the leases and subleases listed in the Company Disclosure Letter.  Except as would not be expected to have a Company Material Adverse Effect, with respect to each lease and sublease listed in the Company Disclosure Letter:

(a)

the lease or sublease is legal, valid, binding, enforceable and in full force and effect, except as such enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights and remedies or by equitable principles;

(b)

the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect, except as such enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights and remedies or by equitable principles, immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing;

(c)

neither the Company nor, to the knowledge of the Company, any other party, is in breach or violation of, or default under, any such lease or sublease, and no event has occurred, is pending or, to the knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company or, to the knowledge of the Company, any other party under such lease or sublease;

(d)

the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold; and

(e)

to the knowledge of the Company, there is no Lien, easement, covenant or other restriction applicable to the real property subject to such lease, except for recorded easements, covenants and other restrictions which do not materially impair the current uses or the occupancy by the Company of the property subject thereto.

SECTION 2.14.

Intellectual Property. Except as set forth in the Company Disclosure Letter, the Company owns, or is validly licensed or otherwise has the right to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and other proprietary intellectual property rights and computer programs (collectively, “Intellectual Property Rights”) that are material to the conduct of the business of the Company.  The Company Disclosure Letter sets forth all Intellectual Property Rights that are material to the conduct of the business of the Company. Except as set forth in the Company Disclosure Letter, there are no claims pending or, to the knowledge of the Company, threatened that the Company is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property Rights. Except as set forth in the Company Disclosure Letter, to the knowledge of the Company, no person is infringing the rights of the Company with respect to any Intellectual Property Rights.

SECTION 2.15.

Labor Matters. There are no collective bargaining or other labor union agreements to which the Company is a party or by which it is bound. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.  To the knowledge of the Company there are no circumstances or facts which could individually or collectively give rise to a suit based on discrimination of any kind.

SECTION 2.16.

Financial Statements. The Company has delivered to the Parent its unaudited financial statements for the fiscal years ended December 31, 2009 and 2010 and the nine-month period ended September 30, 2011 (together, including with any notes thereto, the “Company Financial Statements”).  The Company Financial Statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) applied on a consistent basis throughout the periods indicated.  Except as set forth in the Company Disclosure Letter, the Company Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein. The Company does not have any liabilities or obligations (whether known or unknown, whether contingent or absolute, whether liquidated or unliquidated and whether due or to become due) other than (a) liabilities incurred in the ordinary course of business subsequent to September 30, 2011, and (b) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Company Financial Statements, which individually and in the aggregate would not be reasonably expected to result in a Company Material Adverse Effect. Notwithstanding any other statement herein, the Company makes no representation as the accuracy of the “Goodwill” line item in the Company’s financial statements due to the effects of Company’s conversion to a “C-Corporation” effective June 1, 2011.

SECTION 2.17.

Absence of Changes.  Except as disclosed in the Company Disclosure Letter, since December 31, 2011, the Company has conducted its business only in the ordinary course, and during such period there has not been:

(a)

any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Company Financial Statements, except changes in the ordinary course of business that have not caused, in the aggregate, a Company Material Adverse Effect;

(b)

any damage, destruction or loss, whether or not covered by insurance, that would have a Company Material Adverse Effect;

(c)

any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(d)

any satisfaction or discharge of any Lien or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Company Material Adverse Effect;

(e)

any material change to a material Contract by which the Company or any of its assets is bound or subject;

(f)

any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder;

(g)

any resignation or termination of employment of any officer of the Company;

(h)

any Lien, created by the Company, with respect to any of its properties or assets, except Permitted Liens and Liens that arise in the ordinary course of business and do not materially impair the Parent’s ownership or use of such property or assets;

(i)

any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families;

(j)

any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

(k)

any alteration of the Company’s method of accounting or the identity of its auditors;

(l)

any issuance of equity securities to any officer, director or affiliate (as defined in the Securities Act); or

(m)

except in connection with the Transactions, any arrangement or commitment by the Company to do any of the things described in this Section 2.18.

SECTION 2.18.

Insurance.  Section 2.18 of the Company Disclosure Letter lists each insurance policy to which the Company is a party.  To its knowledge, the Company will be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.  Except as set forth on the Company Disclosure Letter, there is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy. All premiums due and payable under all such policies have been paid, the Company is not liable for retroactive premiums or similar payments, and the Company is otherwise in compliance in all material respects with the terms of such policies.

SECTION 2.19.

Transactions With Affiliates and Employees.  Except as set forth in the Company Disclosure Letter, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real, immoveable, personal or moveable property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

SECTION 2.20.

No Additional Agreements. The Company does not have any agreement or understanding with any Company Shareholder with respect to the Transactions other than as specified in this Agreement.

SECTION 2.21.

Books and Records.  The minute books and other similar records of the Company contain complete and accurate records, in all material respects, of all actions taken at any meetings of the Company’s shareholders, board of directors or any committees thereof and of all written consents executed in lieu of the holding of any such meetings.  Such minute books and records have been delivered or made available to the Parent.

SECTION 2.22.

Compliance with Applicable Laws. Except as disclosed in the Company Disclosure Letter, the Company is in material compliance with all applicable laws, including those relating to occupational health and safety, the environment, export controls, trade sanctions and embargoes, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in the Company Disclosure Letter, the Company has not received any written communication during the past two years from a governmental entity that alleges that the Company is not in compliance with any applicable law. This Section 2.22 does not relate to matters with respect to Taxes, which are the subject of Section 2.6.

SECTION 2.23.

Investment Company. The Company is not, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 2.24.

Foreign Corrupt Practices. Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

SECTION 2.25.

Disclosure.  No representation or warranty by the Company herein and no information disclosed in the schedules or exhibits hereto by the Company contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

SECTION 2.26.

Due Inquiry; Knowledge.  To the extent that any of the representations or warranties in this Article II are qualified by “knowledge,” the Company represents and warrants that it has made due and reasonable inquiry of and investigation by its directors and executive officers concerning the matters to which such representations and warranties relate.  The Company shall be deemed to have knowledge of a particular fact or other matter only if any of its directors or executive officers have actual awareness of the fact or matter after due and reasonable inquiry by such person.

ARTICLE III

Representations and Warranties of the Parent and the Acquisition Subsidiary

Each of the Parent and the Acquisition Subsidiary represents and warrants to the Company that the statements contained in this Article III are true and correct, except as set forth in the disclosure letter provided by the Parent and the Acquisition Subsidiary to the Company on the date hereof (the “Parent Disclosure Letter”).  The Parent Disclosure Letter shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III and the disclosures in any paragraph of the Parent Disclosure Letter shall qualify each paragraph in this Article III.

SECTION 3.01.

Organization, Standing and Power. Each of the Parent and the Acquisition Subsidiary is duly organized, validly existing and in corporate and tax good standing under the laws of the State of Delaware and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its business as presently conducted, other than such franchises, licenses, permits, authorizations and approvals, the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on the assets, business condition (financial or otherwise), or results of operations of the Parent or the Acquisition Subsidiary, a material adverse effect on the ability of the Parent or the Acquisition Subsidiary to perform its obligations under this Agreement or on the ability of the Parent  or the Acquisition Subsidiary to consummate the Transactions (a “Parent Material Adverse Effect”). Each of the Parent and the Acquisition Subsidiary is duly qualified to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties make such qualification necessary except where the failure to so qualify would not reasonably be expected to have a Parent Material Adverse Effect. The Parent has made available to the Company true and complete copies of the certificate of incorporation and bylaws of the Parent and such other constituent instruments of the Parent as may exist, each as amended to the date of this Agreement (as so amended, the “Parent Constituent Instruments”). The Acquisition Subsidiary has made available to the Company true and complete copies of the certificate of incorporation and bylaws of the Acquisition Subsidiary and such other constituent instruments of the Acquisition Subsidiary as may exist, each as amended to the date of this Agreement (as so amended, the “Acquisition Subsidiary Constituent Instruments”).

SECTION 3.02.

Subsidiaries; Equity Interests. Except for the Acquisition Subsidiary and as set forth in the Parent Disclosure Letter, neither the Acquisition Subsidiary nor the Parent owns, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person or entity.

SECTION 3.03.

Parent Capital Structure. The authorized capital stock of the Parent on the date hereof consists of 56,250,000 shares of Parent Common Stock and 750,000 shares of preferred stock, par value $0.01 per share (“Parent Preferred Stock”), of which (a) 5,607,315 shares of Parent Common Stock are issued and outstanding (before giving effect to the issuances to be made at Closing), and (b) 22,500 shares of Parent Preferred Stock are issued and outstanding (before giving effect to the issuances to be made at Closing). No other shares of capital stock or other securities of the Parent are issued, reserved for issuance or outstanding. All outstanding shares of the capital stock of the Parent are, and all such shares that may be issued prior to the Closing Date to the Company Shareholders hereunder will be when issued, duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Parent Constituent Instruments or any Contract to which the Parent is a party or otherwise bound. There are not any bonds, promissory notes or other indebtedness of the Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of the Parent Stock may vote (“Voting Parent Debt”). Except as set forth above or in the Parent Disclosure Letter, as of the date of this Agreement, there are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Parent is a party or by which it is bound (a) obligating the Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into (A) any capital stock of, or other equity interest in, the Parent or (B) any Voting Parent Debt, (b) obligating the Parent to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (c) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock of the Parent. As of the date of this Agreement, there are no outstanding contractual obligations of the Parent to repurchase, redeem or otherwise acquire any shares of capital stock of the Parent. Except as set forth in the Parent Disclosure letter, there are no agreements to which the Parent is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act, or sale or transfer (including without limitation agreements relating to preemptive rights, rights of first refusal, co-sale rights or “drag along” rights) of any securities of the Parent.  All of the issued and outstanding shares of Parent Common Stock were issued in compliance with applicable federal and state securities laws. The stockholder list provided to the Company is a current stockholder list generated by the Parent’s stock transfer agent, and such list accurately reflects all of the issued and outstanding shares of Parent Common Stock as at the date of this Agreement.

SECTION 3.04.

Acquisition Subsidiary Capital Structure. The authorized capital stock of the Acquisition Subsidiary on the date hereof consists of 1,000 shares of common stock, $0.001 par value per share (the “Acquisition Subsidiary Common Stock”), of which 1,000 shares of Acquisition Subsidiary Common Stock are issued and outstanding. No other shares of capital stock or other securities of the Acquisition Subsidiary are issued, reserved for issuance or outstanding. All outstanding shares of the capital stock of the Acquisition Subsidiary are duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Acquisition Subsidiary Constituent Instruments or any Contract to which the Acquisition Subsidiary or the Parent is a party or otherwise bound. There are not any bonds, promissory notes or other indebtedness of the Acquisition Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of the Acquisition Subsidiary Common Stock may vote (“Voting Acquisition Subsidiary Debt”). Except as set forth above, as of the date of this Agreement, there are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Acquisition Subsidiary or the Parent is a party or by which either is bound (a) obligating either the Acquisition Subsidiary or the Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into (A) any capital stock of, or other equity interest in, the Acquisition Subsidiary or (B) any Voting Acquisition Subsidiary Debt, (b) obligating the Acquisition Subsidiary or the Parent to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (c) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock of the Acquisition Subsidiary. As of the date of this Agreement, there are no outstanding contractual obligations of the Acquisition Subsidiary or the Parent to repurchase, redeem or otherwise acquire any shares of capital stock of the Acquisition Subsidiary. There are no agreements to which the Acquisition Subsidiary or the Parent is a party or by which either is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act, or sale or transfer (including without limitation agreements relating to preemptive rights, rights of first refusal, co-sale rights or “drag along” rights) of any securities of the Acquisition Subsidiary.  All of the issued and outstanding shares of Acquisition Subsidiary Common Stock were issued in compliance with applicable federal and state securities laws. The Parent owns, free and clear of any Liens, 100% of the issued and outstanding shares of Acquisition Subsidiary Common Stock.

SECTION 3.05.

Authority; Execution and Delivery; Enforceability. Each of the Parent and the Acquisition Subsidiary has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery by each of the Parent and the Acquisition Subsidiary of this Agreement, and the Parent of the Investors’ Rights Agreement, and the consummation by the Parent and the Acquisition Subsidiary of the Transactions have been duly authorized and approved by the Boards of Directors of each of the Parent and the Acquisition Subsidiary and no other corporate proceedings on the part of the Parent or the Acquisition Subsidiary are necessary to authorize this Agreement and the Transactions. When executed and delivered, each of this Agreement and the Investors’ Rights Agreement will constitute a legal, valid and binding obligation of the Parent, enforceable against the Parent in accordance with the terms hereof and thereof, subject to general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.  When executed and delivered, this Agreement will constitute a legal, valid and binding obligation of the Acquisition Subsidiary, enforceable against the Acquisition Subsidiary in accordance with the terms hereof, subject to general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.

SECTION 3.06.

No Conflicts; Consents.

(a)

Except as set forth in the Parent Disclosure Letter, the execution and delivery by the Parent of this Agreement and the Investors’ Rights Agreement, and the Acquisition Subsidiary of this Agreement, does not, and the consummation of the Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of the Parent or the Acquisition Subsidiary under, any provision of (i) the Parent Constituent Instruments, (ii) the Acquisition Subsidiary Constituent Instruments, (iii) any material Contract to which the Parent or the Acquisition Subsidiary is a party or by which any of either of their properties or assets is bound or (iv) subject to the filings and other matters referred to in Section 3.06(b), any material Judgment or material law applicable to the Parent or its properties or assets, other than, in the case of clauses (ii), (iii) and (iv) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(b)

No Consent of, or registration, declaration or filing with, or permit from, any governmental entity is required to be obtained or made by or with respect to the Parent in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than the (i) filing with the SEC of reports under Sections 13 and 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) filings under state “blue sky” laws and (iii) filings with the Secretary of State of the States of Colorado and Delaware, as each may be required in connection with this Agreement and the Transactions.

SECTION 3.07.

SEC Documents; Undisclosed Liabilities.

(a)

The Parent has filed all reports, schedules, forms, statements and other documents required to be filed by the Parent with the SEC pursuant to Sections 13 and 15 of the Exchange Act, as applicable (the “Parent SEC Documents”).

(b)

As of its respective filing date, each Parent SEC Document complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Document, and, except to the extent that information contained in any Parent SEC Document has been revised or superseded by a later filed Parent SEC Document, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Parent included in the Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Parent as of the dates thereof and the results of operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(c)

There has been no claim made, and, to Parent’s knowledge, no claim has been threatened, with respect to the $275,093 restricted cash on the Parent’s balance sheet for the period ended September 30, 2011, relating to the escrow fund securing the Parent’s and B&B ARMR Corporation’s, a Delaware corporation and wholly owned subsidiary of the Parent (“B&B ARMR”) indemnification obligations pursuant to that certain Asset Purchase Agreement, dated as of December 17, 2010, by and among the Parent, B&B ARMR and B&B Roadway and Security Solutions, LLC.  The escrow period terminates on January 31, 2010, and, to Parent’s knowledge, the full $275,093 will be delivered to Parent and become unrestricted cash as of such date.

(d)

Neither the Parent nor the Acquisition Subsidiary has any liabilities or obligations (whether known or unknown, whether contingent or absolute, whether liquidated or unliquidated and whether due or to become due) other than (a) liabilities reflected or reserved against in the consolidated financial statements of the Parent included in the Parent SEC Documents (including in the notes thereto), (b) liabilities incurred in the ordinary course of business which are not required by GAAP to be reflected on a balance sheet, and (c) current liabilities incurred in the ordinary course of business since September 30, 2011.

SECTION 3.08.

Information Supplied. None of the information supplied or to be supplied by the Parent for inclusion or incorporation by reference in any SEC filing of report by the Company, the Parent or the Surviving Corporation contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

SECTION 3.09.

Absence of Certain Changes or Events. Except as disclosed in the Parent Disclosure Letter, since September 30, 2011, the Parent has conducted its business only in the ordinary course, and during such period there has not been:

(a)

any change in the assets, liabilities, financial condition or operating results of the Parent from that reflected in the Parent SEC Documents, except changes in the ordinary course of business that have not caused, in the aggregate, a Parent Material Adverse Effect;

(b)

any damage, destruction or loss, whether or not covered by insurance, that would have a Parent Material Adverse Effect;

(c)

any waiver or compromise by the Parent of a valuable right or of a material debt owed to it;

(d)

any satisfaction or discharge of any Lien or payment of any obligation by the Parent, except in the ordinary course of business and the satisfaction or discharge of which would not have a Parent Material Adverse Effect;

(e)

any material change to a material Contract by which the Parent or any of its assets is bound or subject;

(f)

any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(g)

any resignation or termination of employment of any officer of the Parent (except for the resignation of Russell Cleveland and Sharon Doherty at the Closing);

(h)

any Lien, created by the Parent, with respect to any of its properties or assets, except Permitted Liens and Liens that arise in the ordinary course of business and do not materially impair the Parent’s ownership or use of such property or assets;

(i)

any loans or guarantees made by the Parent to or for the benefit of its employees, officers or directors, or any members of their immediate families;

(j)

any declaration, setting aside or payment or other distribution in respect of any of the Parent’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Parent;

(k)

any alteration of the Parent’s method of accounting or the identity of its auditors;

(l)

any issuance of equity securities to any officer, director or affiliate (as defined in the Securities Act); or

(m)

except in connection with the Transactions, any arrangement or commitment by the Parent to do any of the things described in this Section 3.09.

SECTION 3.10.

Taxes.

(a)

Except as set forth in the Parent Disclosure Letter, Parent and each of its Subsidiaries has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it for the last three (3) fiscal years, and all such Tax Returns were true, complete and accurate in all material respects at the time of filing. All material Taxes shown to be due on such Tax Returns, or otherwise owed, have been timely paid.  There are no unpaid Taxes of the Parent or of any of its Subsidiaries claimed to be due by the Taxing authority of any jurisdiction, and the officers of the Parent and any of its Subsidiaries know of no basis for any such claim. To the Knowledge of Parent and any of its Subsidiaries, no Tax audit of the Parent or any of its Subsidiaries is in process or threatened and neither the Parent nor any of its Subsidiaries has received a notice of assessment from any Taxing authority indicating a Tax assessment or recalculation of any Taxes in any Tax Return previously filed for the last three (3) fiscal years.

(b)

The most recent financial statements contained in the Parent SEC Documents reflect an adequate reserve for all Taxes payable by the Parent and any of its Subsidiaries (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all Taxable periods and portions thereof through the date of such financial statements. No deficiency with respect to any Tax has been proposed, asserted or assessed against the Parent or any of its Subsidiaries, and no request for waiver of the time to assess any Tax is pending.  All  material Taxes that the Parent or any of its Subsidiaries has been required to collect or withhold for, including, but not limited to, any employee, independent contractor, creditor, stockholder or other party, have been duly withheld or collected and, to the extent required, have been paid to the proper Taxing authority.  No extension of time to assess any Tax has been granted by the Parent or any of its Subsidiaries.

(c)

Neither the Parent nor any of its Subsidiaries: (i)  has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code; (ii) has at any time been a member of an affiliated group (within the meaning of Section 1504(a) of the Code or any similar group defined under a similar provision of state, local or foreign law, and other than an affiliated group the common parent of which is the Parent) or joined in the filing of a consolidated, combined, or unitary Tax Return (other than a consolidated, combined, or unitary Tax Return for which the Parent was the parent); (iii) has any actual or potential liability for any Taxes of any person (other than the Parent or its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of federal, state, local, or foreign law), or as a transferee or successor, by contract, or otherwise; and (iv) has been required to make a basis reduction pursuant to Treasury Regulation Section 1.1502-20(b) or Treasury Regulation Section 1.337(d)-2(b).

(d)

There are no Liens for Taxes other than Permitted Liens on the assets of the Parent or its Subsidiaries. Neither the Parent nor any of its Subsidiaries is bound by any Tax allocation or sharing agreement.

(e)

The Parent Disclosure Letter lists all income Tax Returns filed by or with respect to the Parent and any of its Subsidiaries for Tax periods ended on or after June 30, 2009 and indicates those income Tax Returns that have been audited.  The Parent has delivered to the Company correct and complete copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by Parent or any of its Subsidiaries since June 30, 2009.

(f)

Neither Parent nor any of its Subsidiaries has distributed stock of another person, or had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(g)

As a result of the consummation of the transactions contemplated hereby and any related transactions or other events (including any termination of employment of any “disqualified individual” (as referenced below) in connection with such transactions or events), neither Parent nor any of its Subsidiaries will be obligated to make any payment that would be (i) a “parachute payment” to a “disqualified individual” as those terms are defined in Section 280G of the Code without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future or (ii) nondeductible as a result of the application of Section 162(m) of the Code.

(h)

Neither Parent nor any of its Subsidiaries has participated in any “reportable transaction” within the meaning of Treasury Regulations § 1.6011-4(b) (and all predecessor regulations).

(i)

For purposes of this Agreement:

(i)

“Subsidiary” means, with respect to any person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that person or one or more of the other Subsidiaries of that person or a combination thereof or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that person or one or more Subsidiaries of that person or a combination thereof and for this purpose, a person or persons owns a majority ownership interest in such a business entity (other than a corporation) if such person or persons shall be allocated a majority of such business entity’s profits or losses or shall be or control any managing director or general partner of such business entity (other than a corporation).  The term Subsidiary shall include all Subsidiaries of a Subsidiary, and any person that at any time was a Subsidiary of Parent.

(ii)

“person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a governmental entity (or any department, agency or political subdivision thereof.

SECTION 3.11.

Absence of Benefit Plans. From the date of the most recent audited financial statements included in the Parent SEC Documents to the date of this Agreement, there has not been any adoption or amendment in any material respect by the Parent of any Employee Benefit Plan. Except as set forth in the Parent Disclosure Letter, as of the date of this Agreement there are not any employment, consulting, indemnification, severance or termination agreements or arrangements between the Parent and any current or former employee, officer or director of the Parent, nor does the Parent have any general severance plan or policy.  As of the date of this Agreement, the Parent neither contributes to nor has any obligation to contribute to any Employee Benefit Plan with respect to current or former employees, directors or other service providers of the Parent, and the Parent has no liability, whether direct or indirect (including any Employee Benefit Plan previously maintained by the Parent).  Neither the Parent nor any entity that is, or was required to be, treated as a single employer with the Parent under Section 414 of the Code has ever contributed to or been obligated to contribute to (a) a “defined benefit plan”, as defined in Section 3(35) of ERISA, that is subject to Title IV of ERISA, (b) a “multiemployer plan”, as defined in Section 3(37) of ERISA, (c) subject to the minimum funding standards under Section 302 of ERISA or Section 412 of the Code, or (d) an Employee Benefit Plan that is funded, in whole or in part, through a voluntary employee’s beneficiary association exempt from taxation under Section 501(c)(9) of the Code,  With respect to any Employee Benefit Plan maintained by the Parent prior to the date of this Agreement that was a group health plan within the meaning of Section 5000(b)(1) of the Code or similar state law, the administrator of such plan complied in all material respects with the provisions of Section 4980B of the Code and Part 6 of Subtitle I of ERISA (collectively “COBRA”) and any similar state law, and no event has occurred and no circumstance exists under which the Parent, the Company or the Surviving Corporation may incur, directly or indirectly, liability under the provisions of COBRA which could become a liability of the Parent, the Company or the Surviving Corporation or which has resulted or could result in the imposition of a lien upon any of the Parent’s, the Company’s or the Surviving Corporation’s assets.

SECTION 3.12.

Litigation.  There is no Action pending, or to the Parent’s knowledge, threatened, against the Parent or the Acquisition Subsidiary, or any of their respective officers, directors, affiliates or stockholders.

SECTION 3.13.

Compliance with Applicable Laws.  Except as disclosed in the Parent Disclosure Letter, each of the Parent and the Acquisition Subsidiary is in material compliance with all applicable laws, including those relating to occupational health and safety, the environment, export controls, trade sanctions and embargoes, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. Except as set forth in the Parent Disclosure Letter, the Parent has not received any written communication during the past two years from a governmental entity that alleges that the Parent is not in compliance in any material respect with any applicable law. This Section 3.13 does not relate to matters with respect to Taxes, which are the subject of Section 3.10.

SECTION 3.14.

Contracts. Except as disclosed in the Parent Disclosure Letter, (a) there are no Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of the Parent or the Acquisition Subsidiary, each taken as a whole; and (b) neither the Parent nor the Acquisition Subsidiary is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect.  The Parent Disclosure Letter lists all presently existing material Contracts. With respect to each Contract so listed: (a) the Contract is legal, valid, binding and enforceable and in full force and effect; and (b) the Contract will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing except as set forth on the Parent Disclosure Letter.

SECTION 3.15.

Title to Properties. The Parent has good title to, or valid leasehold interests in, all of its properties and assets used in the conduct of its business. All such assets and properties, other than assets and properties in which the Parent has leasehold interests, are free and clear of all Liens other than those set forth in the Parent Disclosure Letter and except for Liens that, in the aggregate, do not and will not materially interfere with the ability of the Parent to conduct business as currently conducted. The Parent has complied in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. The Parent enjoys peaceful and undisturbed possession under all such material leases.

SECTION 3.16.

Intellectual Property. The Parent owns, or is validly licensed or otherwise has the right to use, all Intellectual Property Rights that are material to the conduct of the business of the Parent. The Parent Disclosure Letter sets forth a description of all Intellectual Property Rights that are material to the conduct of the business of the Parent. Except as set forth in the Parent Disclosure Letter, there are no claims pending or, to the knowledge of the Parent, threatened that the Parent is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property Rights. To the knowledge of the Parent, no person is infringing the rights of the Parent with respect to any Intellectual Property Rights.

SECTION 3.17.

Labor Matters.  Except for the persons identified and positions described in the Parent Disclosure Letter, neither the Parent nor the Acquisition Subsidiary has any employees, consultants or contractors.  There are no collective bargaining or other labor union agreements to which the Parent is a party or by which it is bound. No material labor dispute exists or, to the knowledge of the Parent, is imminent with respect to any of the employees of the Parent.  To the knowledge of the Parent there are no circumstances or facts which could individually or collectively give rise to a suit based on discrimination of any kind.

SECTION 3.18.

Transactions With Affiliates and Employees. Except as set forth in the Parent Disclosure Letter, none of the officers or directors of the Parent or the Acquisition Subsidiary and, to the knowledge of the Parent, none of the employees of the Parent or the Acquisition Subsidiary,  is presently a party to any transaction with the Parent or the Acquisition Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer or director or, to the knowledge of the Parent, any entity in which any officer or director has a substantial interest or is an officer, director, trustee or partner.

SECTION 3.19.

Internal Accounting Controls. The Parent maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (c) access to assets is permitted only in accordance with management’s general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Parent has established disclosure controls and procedures for the Parent and designed such disclosure controls and procedures to ensure that material information relating to the Parent is made known to the officers by others within those entities.

SECTION 3.20.

No Additional Agreements. The Parent does not have any agreement or understanding with any of its shareholders with respect to the Transactions other than as specified in this Agreement.

SECTION 3.21.

Investment Company. The Parent is not and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 3.22.

Certain Registration Matters. Except as specified in the Parent Disclosure Letter and except as set forth in the Investors’ Rights Agreement, the Parent has not granted or agreed to grant to any person any rights (including “piggy-back” registration rights) to have any securities of the Parent registered with the SEC or any other governmental authority that have not been satisfied.

SECTION 3.23.

Listing and Maintenance Requirements. The Parent is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the Parent Stock on the trading market on which the Parent Stock as currently listed or quoted (to wit, the Over the Counter Bulletin Board). The issuance of the shares of Parent Common Stock under this Agreement do not contravene the rules and regulations of the trading market on which the Parent Stock is currently listed or quoted, and no approval of the stockholders of the Parent is required for the Parent to issue and deliver to the Company Shareholders the shares of Parent Common Stock contemplated by this Agreement.

SECTION 3.24.

No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to the Parent or its business, properties, operations or financial condition, that would be required to be disclosed by the Parent pursuant to the Securities Act, the Exchange Act and the rules and regulations promulgated thereto relating to an issuance and sale by the Parent of its Parent Stock and which has not been publicly announced, other than with respect to this Agreement and the Transactions.

SECTION 3.25.

Foreign Corrupt Practices. Neither the Parent or the Acquisition Subsidiary, nor to the Parent’s knowledge, any director, officer, agent, employee or other person acting on behalf of the Parent or the Acquisition Subsidiary has, in the course of its actions for, or on behalf of, the Parent or the Acquisition Subsidiary (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

SECTION 3.26.

Disclosure. No representation or warranty by the Parent or the Acquisition Subsidiary herein and no information disclosed in the schedules or exhibits hereto by the Parent or the Acquisition Subsidiary contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

SECTION 3.27.

Due Inquiry; Knowledge.  To the extent that any of the representations or warranties in this Article III are qualified by “knowledge,” the Parent and the Acquisition Subsidiary represent and warrant that each has made due and reasonable inquiry of and investigation by its directors and executive officers concerning the matters to which such representations and warranties relate.  The Parent shall be deemed to have knowledge of a particular fact or other matter only if any of its directors or executive officers has actual awareness of the fact or matter after due and reasonable inquiry by such person.

SECTION 3.28.

Brokers; Schedule of Fees and Expenses. Except as set forth on the Parent Disclosure Letter, no brokers, finders, consulting or financial advisory fees or commissions will be payable by the Parent or the Acquisition Subsidiary to any broker, investment banker, financial advisor or other person or entity in connection with the Transactions.

ARTICLE IV

Deliveries

SECTION 4.01.

Deliveries of the Parent.

(a)

Concurrently herewith, the Parent is delivering to the Acquisition Subsidiary and the Company, a copy of this Agreement executed by the Parent.

(b)

At or prior to the Closing, the Parent shall deliver to the Company:

(i)

a certificate from the Parent, dated as of the Closing Date and signed by its Secretary or Assistant Secretary, certifying that the attached copies of the Parent Constituent Instruments and resolutions of the Board of Directors of the Parent approving this Agreement and the Transactions, are all true, complete and correct and remain in full force and effect;

(ii)

letters of resignation of Russell Cleveland and Sharon Doherty from all offices held by them as officers of the Parent;

(iii)

letters of resignation of all of the directors of the Parent who will not serve as directors of the Parent following the Closing, such that following the Closing only Russell Cleveland and one other director of the Parent (which remaining director shall be proposed by the Parent and agreed to by the Company in its sole discretion) shall remain as directors of the Parent;

(iv)

evidence of the election of Stephen Adele and two other persons proposed by the Company, and agreed to by the Parent in its sole discretion, as directors of the Parent effective upon the Closing;

(v)

evidence of the election of the persons named on Schedule 4.01(b)(v) hereto, or such other persons as the Company may select prior to the Closing, as officers of the Parent (as indicated on such Schedule) effective upon the Closing;

(vi)

a transmittal letter to exchange the Certificates representing the Merger Shares for stock certificates of the Parent representing the Merger Shares; and

(vii)

an executed counterpart signature page to the Investors’ Rights Agreement (the Investors’ Rights Agreement) in the form attached hereto as Exhibit B, which Investors’ Rights Agreement shall terminate each of the registration rights agreements to which the Parent is a party, other than the Minimum Borrowing Note Registration Rights Agreement, dated July 29, 2005, by and among Parent and Laurus Master Fund, Ltd.

SECTION 4.02.

Deliveries of the Acquisition Subsidiary.

(a)

Concurrently herewith, the Acquisition Subsidiary is delivering to the Parent and the Company a copy of this Agreement executed by the Acquisition Subsidiary.

(b)

At or prior to the Closing, the Acquisition Subsidiary shall deliver to the Company:

(i)

the Certificate of Merger and the Statement of Merger, each executed by the authorized officer of the Acquisition Subsidiary; and

(ii)

a certificate from the Acquisition Subsidiary, dated as of the Closing Date and signed by its Secretary or Assistant Secretary, certifying that the attached copies of the Acquisition Subsidiary Constituent Instruments and resolutions of the Board of Directors of the Acquisition Subsidiary approving this Agreement and the Transactions, are all true, complete and correct and remain in full force and effect.

SECTION 4.03.

Deliveries of the Company.

(a)

Concurrently herewith, the Company is delivering to the Parent this Agreement executed by the Company.

(b)

At or prior to the Closing, the Company shall deliver to the Parent:

(i)

a certificate from the Company, dated as of the Closing Date and signed by its authorized officer, certifying that the attached copies of the Company Constituent Instruments and resolutions of the Board of Directors and shareholders of the Company approving this Agreement and the Transactions are all true, complete and correct and remain in full force and effect;

(ii)

the Certificate of Merger and the Statement of Merger, each executed by the authorized officer of the Company;

(iii)

a counterpart signature page to the Investors’ Rights Agreement in the form attached hereto as Exhibit B executed by each Company Shareholder;

(iv)

an Accredited Investor Representation Statement in the form attached hereto as Exhibit C executed by each Company Shareholder (each, an “Accredited Investor Representation Statement”); and

(v)

evidence of the assignment by Stephen Adelé to the Company of the “proprietary method” as defined in that certain Proprietary Rights Agreement, dated as of July 14, 2011, by and between the Company and Stephen Adelé.

ARTICLE V

Conditions to Closing

SECTION 5.01.

Company Conditions Precedent. The obligations of the Company to enter into and complete the Closing are subject, at the option of the Company, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Company in writing.

(a)

Representations and Covenants. The representations and warranties of the Parent and the Acquisition Subsidiary contained in this Agreement (when read without regard to any qualification as to materiality or Parent Material Adverse Effect contained therein) shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. Each of the Parent and the Acquisition Subsidiary shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Parent or the Acquisition Subsidiary on or prior to the Closing Date. Each of the Parent and the Acquisition Subsidiary shall have delivered to the Company a certificate, dated the Closing Date, to the foregoing effect.

(b)

Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the Transactions or to seek damages or a discovery order against the Parent or the Acquisition Subsidiary in connection with such Transactions, or which has or may have, in the reasonable opinion of the Company, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of the Parent.

(c)

No Material Adverse Change. Except as set forth in the Parent Disclosure Letter, there shall not have been any occurrence, event, incident, action, failure to act, or transaction since December 31, 2011 which has had or is reasonably likely to cause a Parent Material Adverse Effect.

(d)

SEC Reports. The Parent shall have timely filed all reports and other documents required to be filed by Parent under the U.S. federal securities laws from the date of this Agreement through the Closing Date.

(e)

Deliveries. The deliveries specified in Sections 4.01 and 4.02 shall have been made by the Parent.

(f)

No Suspensions of Trading in Parent Stock; Listing. Trading in the Parent Stock shall not have been suspended by the SEC or any trading market (except for any suspensions of trading of not more than one trading day solely to permit dissemination of material information regarding the Parent) at any time since the date of execution of this Agreement, and the Parent Stock shall have been at all times since such date traded on a trading market.

(g)

Post-Closing Capitalization.  At, and immediately after, the Closing, the authorized capitalization, and the number of issued and outstanding shares of the capital stock of the Company and the Parent, on a fully-diluted basis, shall be as specified in Schedule 5.01(g).

(h)

Dissenting Shares.  In connection with the Merger, none of the Parent’s shareholders shall have exercised any appraisal or dissenters’ rights pursuant to the provisions of the DGCL.

SECTION 5.02.

Parent Conditions Precedent. The obligations of the Parent to enter into and complete the Closing are subject, at the option of the Parent, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Parent in writing.

(a)

Representations and Covenants. The representations and warranties of the Company contained in this Agreement (when read without regard to any qualification as to materiality or Company Material Adverse Effect contained therein) shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Company on or prior to the Closing Date. The Company shall have delivered to the Parent a certificate, dated the Closing Date, to the foregoing effect.

(b)

Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the Transactions or to seek damages or a discovery order against the Company in connection with such Transactions, or which has or may have, in the reasonable opinion of the Parent, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of the Company.

(c)

No Material Adverse Change. Except as set forth in the Company Disclosure Letter, there shall not have been any occurrence, event, incident, action, failure to act, or transaction since December 31, 2011 which has had or is reasonably likely to cause a Company Material Adverse Effect.

(d)

Deliveries. The deliveries specified in Section 4.03 shall have been made by the Company.

(e)

Audited Financial Statements and Form 10 Disclosure. The Company shall have provided the Parent with copies of its audited financial statements for the calendar years ended December 31, 2010 and 2011, and reasonable assurances that the Parent will be able to comply with its obligation to file a current report on Form 8-K no later than four (4) Business Days following the Closing containing the requisite audited consolidated financial statements of the Company and the requisite Form 10 disclosure regarding the Company.  Except for the potential audit adjustments set forth on Schedule 5.02(e), the Company’s audited financial statements for the calendar year ended December 31, 2011 shall not differ in any material respect from the Company’s unaudited financial statements for the same period set forth on Schedule 5.02(e).

(f)

Dissenting Shares.  None of the Company’s shareholders shall have exercised any appraisal or dissenters’ rights pursuant to the provisions of the CCAA.

(g)

Shareholder Approval.  This Agreement and the Merger shall have received the approval of at least a majority of the votes represented by the outstanding Company Shares entitled to vote on this Agreement and the Merger.

(h)

Key Man Insurance.  The Company shall have obtained key man insurance on Stephen Adelé in an amount of at least $5,000,000.  The Company shall be the sole beneficiary of such insurance policy.

(i)

No Indebtedness or Equity Securities.  At the Closing, and except for the Company Shares and the instruments set forth in the Company Disclosure Letter, the Company shall have no outstanding securities (including either common stock or preferred stock), options, warrants or other securities exercisable for or convertible into any securities of the Company, or any outstanding indebtedness for borrowed money.

(j)

Post-Closing Capitalization.  At, and immediately after, the Closing, the authorized capitalization, and the number of issued and outstanding shares of the capital stock of the Company and the Parent, on a fully-diluted basis, shall be as specified in Schedule 5.01(g).

ARTICLE VI

Covenants

SECTION 6.01.

Information Provided to Company Shareholders. In the event that the Company fails to obtain an Accredited Investor Representation Statement from each Company Shareholder in substance reasonably satisfactory to the Parent prior to the Closing Date, the Company shall prepare, with the reasonable cooperation of the Parent, information to be sent to the holders of Company Shares in connection with receiving their approval of the Merger, this Agreement and the Transactions. Such information shall constitute a disclosure of the offer and issuance of the shares of Parent Common Stock to be received by the Company Shareholders in the Merger. The Parent and the Company shall each use commercially reasonable efforts to cause information provided to such holders to comply with applicable federal and state securities laws requirements. Each of the Parent and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the information sent, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the information to be sent to the holders of Company Shares. The Company will promptly advise the Parent, and the Parent will promptly advise the Company, in writing if at any time prior to the Effective Time either the Company or the Parent shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the information sent in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The information sent shall contain the recommendation of the Board of Directors of the Company that the holders of Company Shares approve the Merger and this Agreement. Anything to the contrary contained herein notwithstanding, the Company shall not include in the information sent to such holders any information with respect to the Parent or its affiliates or associates which has not been previously approved by the Parent.

SECTION 6.02.

Fees and Expenses. The Company shall pay all legal fees and expenses agreed by the Company to be paid to Haynes and Boone, LLP in connection with the Transactions, whether or not the Closing occurs.  In addition, if the Closing does not occur, the Company shall pay to the Parent an amount equal to $15,000 to cover the Parent’s costs of performing due diligence.  All such fees and expenses of Haynes and Boone, LLP shall be paid directly to Haynes and Boone, LLP at the Closing, or if the Closing does not occur, then promptly following the determination of the Parties that the Closing will not occur.  Except as set forth in this Section 6.02, all fees and expenses incurred in connection with this Agreement shall be paid by the Party incurring such fees or expenses.  This covenant shall survive the termination of this Agreement.

SECTION 6.03.

Continued Efforts. Each Party shall use commercially reasonable efforts to (a) take all action reasonably necessary to consummate the Transactions and (b) take such steps and do such acts as may be necessary to keep all of its representations and warranties true and correct as of the Closing Date with the same effect as if the same had been made, and this Agreement had been dated, as of the Closing Date.

SECTION 6.04.

Filing of Form 8-K Regarding Agreement.  The Parent shall file, no later than four (4) business days after the date hereof, a current report on Form 8-K and attach as exhibits thereto all relevant agreements disclosing the Parent’s entry into this Agreement.

SECTION 6.05.

Filing of Form 8-K After Closing. The Parent shall file, no later than four (4) business days after the Closing Date, a current report on Form 8-K and attach as exhibits all relevant agreements disclosing the terms of this Agreement and other requisite disclosure regarding the Transactions and including the requisite audited consolidated financial statements of the Company and the requisite Form 10 disclosure regarding the Company.

SECTION 6.06.

Parent Audit.  If the Closing does not occur on or prior to June 30, 2012, unless such delay is due to a breach of this Agreement by the Parent or Acquisition Subsidiary, then the Company shall pay all fees and expenses incurred by the Parent in connection with the Parent’s audit for its fiscal year ended June 30, 2012.  This covenant shall survive the termination of this Agreement.

SECTION 6.07.

Audited Financial Statements.  The Company shall use commercially reasonable efforts to complete the audit of its financial statements for the fiscal years ended December 31, 2010 and December 31, 2011 by March 15, 2012, which financial statements will comply as to form with the applicable rules and regulations of the SEC for inclusion of such Company Financial Statements in the Parent’s filings with the SEC as required by the Exchange Act.

SECTION 6.08.

Listing.  The Parent shall use commercially reasonable efforts to list its common stock on the NYSE Amex Equities, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange as soon as practical following the Closing Date.

SECTION 6.09.

Access. Each Party shall permit representatives of any other Party to have full access to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to such Party, provided, however, that such access shall occur at reasonable times and in a manner as shall not unreasonably interfere with the business or operations of the granting party.

SECTION 6.10.

Preservation of Business. From the date of this Agreement until the Closing Date, the Company and the Parent shall operate their respective business only in the ordinary and usual course of business consistent with their respective past practices (provided, however, that neither the Parent nor the Company shall issue any securities or make any payment, dividend or other distribution relating to the Company’s securities to third parties and/or its shareholders without the prior written consent of the other except as to the Transactions and except that the Company may issue shares of its common stock pursuant to conversions of warrants, options and other convertible securities issued prior to the date hereof, and provided, further, that notwithstanding the foregoing, the Company may make a payment, dividend or other distribution to third parties and/or its shareholders up to an aggregate amount of $335,000), and shall use reasonable commercial efforts to (a) preserve intact their respective business organizations, (b) preserve the goodwill and advantageous relationships with customers, suppliers, independent contractors, employees and other persons material to the operation of their respective businesses, and (c) not permit any action or omission that would cause any of their respective representations or warranties contained herein to become inaccurate or any of their respective covenants to be breached in any material respect.

SECTION 6.11.

No Shop.

(a)

During the term of this Agreement, the Company shall not, and shall not permit any affiliates, directors, officers, employees, representatives or agents of the Company to, directly or indirectly, (i) discuss, encourage, negotiate, undertake, initiate, authorize, recommend, propose or enter into, either as the proposed surviving, merged, acquiring or acquired corporation or otherwise, any transaction involving a merger, consolidation, business combination, purchase or disposition of any material amount of the assets of the Company or any capital stock or other ownership interests of the Company other than the transactions contemplated by this Agreement or (ii) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing.

(b)

During the term of this Agreement, the Parent shall not, and shall not permit any affiliates, directors, officers, employees, representatives or agents of the Parent to, directly or indirectly, (i) discuss, encourage, negotiate, undertake, initiate, authorize, recommend, propose or enter into, either as the proposed surviving, merged, acquiring or acquired corporation or otherwise, any transaction involving a merger, consolidation, business combination, purchase or disposition of any material amount of the assets of the Parent or any subsidiary or any capital stock or other ownership interests of the Parent or any subsidiary other than the transactions contemplated by this Agreement (each, a “Proposed Parent Acquisition”) or (ii) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing.  Notwithstanding the foregoing provisions of Section 6.11(b), nothing in this Agreement shall prevent the Parent, its board of directors or representatives from engaging in discussions or negotiations with, or furnishing or disclosing any information relating to the Parent in response to an unsolicited, bona fide, third party proposal with respect to a Proposed Parent Acquisition that is submitted to the Parent by such third party if the board of directors of the Parent determines that the failure to take such action could reasonably be expected to be inconsistent with the directors’ fiduciary obligations to the Parent or its stockholders under the DGCL.

(c)

The Parties agree that irreparable damage would occur in the event that the provisions of this Section 6.11 were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed by the Parties that the Company or Parent, as the case may be, shall be entitled to an immediate injunction or injunctions, without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of posting any bond or other security, to prevent breaches of the provisions of this Section 6.11 and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, specific performance being the sole remedy with respect to this Section 6.11 if it is available. Without limiting the foregoing, it is understood that any violation of the restriction set forth above by (A) any affiliate, director, officer, employee, representative or agent of the Company shall be deemed to be a breach of this Agreement by the Company and (B) any affiliate, director, officer, employee, representative or agent of Parent shall be deemed to be a breach of this Agreement by Parent.

SECTION 6.12.

Filing of Amended and Restated Certificate of Incorporation.  The Parent shall use commercially reasonable efforts to file, within sixty (60) days following the Closing, with the Secretary of State of the State of Delaware an Amended and Restated Certificate of Incorporation, among other things, (i) effecting a 2-for-1 reverse stock split, and (ii) changing the name of Parent to “iSatori Technologies, Inc.”.

SECTION 6.13.

Merger of the Company into the Parent. The Parties agree to use commercially reasonable efforts to effect a merger to take place after the Effective Time pursuant to Section 253 of the DGCL, whereby the Company will merge with and into the Parent with the separate corporate existence of the Company ceasing and the Parent continued as the surviving corporation following such merger (the “Upstream Merger”).

SECTION 6.14.

Tax Treatment of the Merger and the Upstream Merger.  The Parties shall, for all income Tax purposes, treat the Merger and the Upstream Merger as a single  statutory merger of the Company into Parent that qualifies as a tax-free reorganization under Section 368(a)(1(A) of the Code without regard to Section 368(a)(2)(E) of the Code.

ARTICLE VII

Indemnification

SECTION 7.01.

Indemnification by the Company Shareholders.  Stephen Adele Enterprises, Inc. (the “Indemnifying Shareholder”) who will surrender its Certificate(s), which immediately prior to the Effective Time represented Company Shares, and will accept Merger Shares pursuant to this Agreement upon conversion of the Company Shares formerly represented by such Certificate(s) pursuant to Section 1.03 shall be deemed to have agreed, and hereby agrees to indemnify the Parent in respect of, and hold it harmless against, any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, diminutions in value, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation amounts paid in settlement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) (“Damages”) incurred or suffered by the Surviving Corporation or the Parent (each, an “Indemnified Party”) or any affiliate thereof resulting from, relating to or constituting:

(a)

any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Company contained in this Agreement;

(b)

any failure of any Company Shareholder to have good, valid and marketable title to the issued and outstanding Company Shares issued in the name of such Company Shareholder, free and clear of all Liens;

(c)

any claim by a shareholder or former shareholder of the Company, or any other person or entity, seeking to assert any claim against the Company, the Merger Subsidiary or the Parent, based upon:  (i) alleged ownership or rights to ownership of any shares of stock of the Company except as described in the Company Disclosure Letter; (ii) any rights of a Company Shareholder (other than the right to receive Merger Shares), including any option, preemptive rights or rights to notice or to vote; (iii) any rights under the Company Constituent Instruments; or (iv) any claim that his, her or its shares were wrongfully issued or repurchased by the Company;

(d)

any amount paid by the Parent, the Company or the Surviving Corporation to any Company Shareholder with respect to Dissenting Shares pursuant to the CCAA, and all interest, costs, expenses and fees incurred by the Parent or the Surviving Corporation in connection with the exercise of all dissenters’ rights under the CCAA (including, without limitation, all attorneys’ fees and expenses); or

(e)

any breach of federal or state securities laws in connection with the issuance of the Company Shares and the Merger Shares to the Company Shareholders.

SECTION 7.02.

Time Limitations.  The Indemnifying Shareholder will have no liability for any claim for indemnification under this Agreement unless on or before twelve (12) months from the Closing Date the Indemnified Party notifies the Indemnifying Shareholder of such claim.

SECTION 7.03.

Notice of Claim.  Upon obtaining knowledge of facts giving rise to a claim for indemnity, the Indemnified Party shall promptly notify the Indemnifying Shareholder in writing of the facts giving rise to such claim, including copies of all available material written evidence thereof. Such notice shall contain a brief description of the nature and estimated amount of any claim for indemnification.

SECTION 7.04.

Defense of Third Party Claims.  With respect to any claim or demand set forth in a notice of claim relating to a Third Party Claim (as defined below), the Indemnifying Shareholder may, at their sole discretion, elect to participate in, or, by giving written notice to the Indemnified Party, to assume, the defense of any Third-Party Claim at such the Indemnifying Shareholder’s own expense and by such Indemnifying Shareholder’s own counsel, and the Indemnified Party (a) will cooperate in good faith in such defense, (b) will have the right (at such Indemnified Party’s own expense) to participate in the defense of any such Third Party Claim, and (c) will not, without the prior written consent of the Indemnifying Shareholder, enter into any settlement of such Third Party Claim which would lead to liability or create any financial or other obligation (including but not limited to any indemnification obligation under this Agreement) on the part of the Indemnifying Shareholder, or which provides for injunctive or other non-monetary relief applicable to the Indemnifying Shareholder.  If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder and the Indemnifying Shareholder desires to accept and agree to such offer, the Indemnifying Shareholder will give written notice to the Indemnified Party to that effect.  If the Indemnified Party fails to consent and agree to such firm offer within ten days after its receipt of such notice, then the Indemnified Party may continue to contest or defend such Third Party Claim and, in such event, the maximum liability of the Indemnifying Shareholder as to such Third Party Claim will not exceed the amount of such settlement offer.  The Indemnified Party will provide the Indemnifying Shareholder with reasonable access during normal business hours to books, records and employees of the Indemnified Party necessary in connection with the Indemnifying Shareholder’s defense of any Third Party Claim that is the subject of a claim for indemnification by an Indemnified Party hereunder.  For purposes of this Agreement, a “Third Party Claim” means any claim, demand, action, suit, or proceeding made or brought by any person or entity who or which is not a party to this Agreement or who or which is not an affiliate of any party to this Agreement.

SECTION 7.05.

Limits on Indemnification.

(a)

The Indemnifying Shareholder shall not be liable with respect to any claim for indemnification pursuant to Section 7.01 to any Indemnified Party unless and until the aggregate amount of all claims against the Indemnifying Shareholder pursuant to Section 7.01 exceeds $46,000, as to which the Indemnifying Shareholder shall thereafter be responsible for all such Damages relating to such claims.

(b)

The maximum aggregate amount recoverable from the Indemnifying Shareholder pursuant to Section 7.01 shall be $460,000.

(c)

The Indemnifying Shareholder shall not be liable for any Damages to the extent that (a) such Indemnified Party receives proceeds from insurance policies for such Damages in connection with the circumstances related to the claim giving rise to the Damages but less the amount of any increase in the premium for the insurance policy under which payment of insurance proceeds was made attributable solely to the payment of such Damages, or (b) such Indemnified Party recovers from a third-party an amount directly related to the claim giving rise to the Damages.

(d)

The Indemnifying Shareholder shall have no obligation to indemnify an Indemnified Party or otherwise have liability to an Indemnified Party under this Agreement for consequential damages, special damages, punitive damages, incidental damages, indirect damages, or similar items (and the Indemnified Party shall not recover for such amounts).

(e)

Indemnification payments under this Agreement shall constitute adjustments to the merger consideration.

(f)

If any Indemnifying Party is required to make an indemnification payment under this Agreement and the events giving rise to the Damages at issue actually result in a Tax benefit to the Indemnified Party, (i) any indemnification payment to be paid with respect to such Damages shall be reduced by the amount of any such Tax benefit actually realized by the Indemnified Party prior to the indemnification payment, and (ii) to the extent such Tax benefit is actually realized after the indemnification payment is paid to the Indemnified Party, the Indemnified Party shall pay the Indemnifying Party the amount of such Tax benefit within ten days of filing the Tax Return realizing the benefit (or if the Tax benefit is in the form of an increased Tax refund, within ten days of receiving such refund).

(g)

In the event the Indemnifying Shareholder becomes obligated to indemnify for Damages hereunder, the Indemnifying Shareholder may choose to satisfy such obligation by delivery to the Indemnified Party of cash, Merger Shares, or any other shares of Parent Common Stock.  For this purpose, such Merger Shares or other shares of Parent Common Stock shall be valued at the greater of (i) the average of the closing bid and ask price per share reported on a nationally recognized quotation system on the Closing Date, or (ii) (A) the average of the previous five (5) Business Days’ closing price per share of Parent Common Stock reported on a securities exchange or (B) the average of the closing bid and ask price per share reported on a nationally recognized quotation system immediately preceding the date of the payment of such Damages to the Indemnified Party.  If any change is made in the Parent Common Stock without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction), the calculation of such price per share of Parent Common Stock provided for above will be appropriately adjusted.

ARTICLE VIII

Miscellaneous

SECTION 8.01.

Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed duly delivered four (4) Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one (1) Business Day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below (or at such other address for a Party as shall be specified by like notice):

If to the Parent or Acquisition Subsidiary, to:

Integrated Security Systems, Inc.

2009 Chenault Drive, Suite 114

Carrollton, TX 75006

Attention: Eric Stephens

With a copy to:

David H. Oden, Esq.

2505 North Plano Road,

Suite 4000

Richardson, Texas 75082

Facsimile: (972) 692-9029

If to the Company:

iSatori Technologies, Inc.

15000 W 6th Avenue, Suite 202

Golden, CO 80401

Attention: Stephen Adelé

Facsimile: (303) 215-1386

with a copy to:

Davis Graham & Stubbs LLP

1550 17th St., Suite 500

Denver, CO 80202

Attention: Jeffrey R. Brandel, Esq.

Facsimile: (303) 893-1379

Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended.

SECTION 8.02.

Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Parent. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

SECTION 8.03.

Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Parent and the Company will be entitled to specific performance under this Agreement. The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

SECTION 8.04.

Termination.  This Agreement may be terminated: (a) by the mutual consent of the Company and the Parent, (b) by any Party if such Party is not in default hereunder in the event that the Closing fails to occur prior to June 30, 2012, (c) by the Company if there has been a material breach of any representation, warranty, covenant or agreement made by the Parent in this Agreement (when read without regard to any qualification as to materiality or Parent Material Adverse Effect contained therein), or any such representation and warranty shall have become untrue after the date of this Agreement, upon written notice to the Parent at any time in its discretion or (d) by the Parent if there has been a material breach of any representation, warranty, covenant or agreement made by the Company in this Agreement (when read without regard to any qualification as to materiality or Company Material Adverse Effect contained therein), or any such representation and warranty shall have become untrue after the date of this Agreement, upon written notice to the Company at any time in its discretion.

SECTION 8.05.

Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

SECTION 8.06.

Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

SECTION 8.07.

Counterparts; Facsimile Execution. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

SECTION 8.08.

Entire Agreement; Third Party Beneficiaries. This Agreement, taken together with the Company Disclosure Letter, the Parent Disclosure Letter, the Accredited Investor Representation Statements and the Investors’ Rights Agreement, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the Transactions and (b) are not intended to confer upon any person other than the Parties any rights or remedies.

SECTION 8.09.

Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without reference to principles of conflicts of laws. Any action or proceeding brought for the purpose of enforcement of any term or provision of this Agreement shall be brought only in the federal or state courts sitting in Delaware, and the Parties hereby waive any and all rights to trial by jury.

SECTION 8.10.

Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Agreement as of the date first above written.

The Parent:

INTEGRATED SECURITY SYSTEMS, INC.

By:	/s/ Russell Cleveland
Name:	Russell Cleveland
Title:	Chief Executive Officer

The Acquisition Subsidiary:

ISATORI ACQUISITION CORP.

By:	/s/ Eric Stephens
Name:	Eric Stephens
Title:	President

The Company:

ISATORI TECHNOLOGIES, INC.

By:	/s/ Stephen Adelé
Name:	Stephen Adelé
Title:	Chief Executive Officer and President

SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER